Exhibit 99.1

PRESS RELEASE

Tembec Announces Preliminary Results of Consideration Elections
 in Connection with Transaction
MONTREAL, Québec, November 14, 2017 — Tembec Inc. (TSX: TMB) ("Tembec") today announced the preliminary results of the consideration elections in connection with the previously announced proposed statutory arrangement under Section 192 of the Canada Business Corporations Act (the "Transaction") involving the acquisition by Rayonier Advanced Materials Inc. (NYSE: RYAM) ("Rayonier AM") of all of the outstanding common shares of Tembec (the "Tembec Shares").
Pursuant to the terms of the Transaction, Tembec shareholders had the right to elect to receive either C$4.75 in cash (the "Per Share Cash Amount") or 0.2542 shares of Rayonier AM common stock per Tembec Share (the "Per Share Stock Consideration"), subject to proration so that approximately 67% of the aggregate consideration is paid in cash and approximately 33% is paid in Rayonier AM common stock.
Preliminary Results of Consideration Elections
The results of the elections received prior to the election deadline of 5:00 p.m. (Eastern time) on November 9, 2017 are as follows:
•	Shareholders representing 1,644,879 Tembec Shares elected to receive the Per Share Cash Amount;
•	Shareholders representing 67,878,518 Tembec Shares elected to receive the Per Share Stock Consideration; and
•	Shareholders representing 30,476,603 Tembec Shares did not make an election.
Since the aggregate number of Tembec Shares in respect of which registered Tembec shareholders have elected to receive the Per Share Cash Amount is less than the Cash Consideration Number (as defined in the plan of arrangement attached to the amending agreement dated as of July 23, 2017 by and between Rayonier AM and Tembec), holders of Tembec Shares who elected to receive the Per Share Stock Consideration will be subject to proration in the manner described in Tembec's management information circular dated June 13, 2017 (the "Circular").
These election results and the resulting effect of proration are subject to resolution of deficient elections still outstanding that affect an immaterial number of Tembec Shares.
Further information regarding the Transaction is contained in the Circular and the material change report filed by Tembec with the Canadian Securities Administrators on July 24, 2017. For further information with respect to the elections described above, see the following sections of the Circular: "Letter of Transmittal and Election Form" and "Elections, Proration and Exchange Procedure".
Closing of Transaction
Subject to all closing conditions with respect to the Transaction being satisfied or waived, it is expected that the Transaction will be completed in the second half of the fourth quarter of 2017.

Tembec is a manufacturer of forest products – lumber, paper, pulp and high purity cellulose – and a global leader in sustainable forest management practices. Principal operations are in Canada and France. Tembec has approximately 3,000 employees and annual sales of approximately C$1.5 billion. Tembec is listed on the Toronto Stock Exchange (TMB). More information is available at www.tembec.com.
This document contains statements that are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: the timing of the closing of the Transaction; whether the Transaction will be consummated at all and the ability to obtain required regulatory approvals and satisfy the other conditions to closing the Transaction; the expected benefits of the Transaction and whether such benefits will be achieved on a timely basis or at all; the ability of Tembec and Rayonier AM to successfully integrate their respective businesses; prolonged weakness in general economic conditions; unfavorable weather conditions or natural disasters; reliance on government permits or approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to the reliance on information technology; manufacturing issues that may arise; adverse consequences of current or future legal claims; ability to hire and retain a sufficient seasonal workforce; risks related to workforce, including increased labor costs; loss of key personnel; fluctuations in foreign currency exchange rates; impairments or write downs of assets; changes in accounting estimates and judgments, accounting principles, policies or guidelines; material adverse changes in financial condition; and other risks detailed in Tembec's filings with the Canadian Securities Administrators, including the "Risk Factors" section of Tembec's annual information form for the fiscal year ended September 24, 2016. All forward-looking statements attributable to Tembec or any persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this document are made as of the date hereof and Tembec does not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts
Investor Contact:
Michel J. Dumas
Executive Vice President, Finance and CFO
Tel.: 819 627-4268
E-mail: michel.dumas@tembec.com

Media Contact:
Linda Coates
Vice President, Human Resources and Corporate Affairs
Tel.: 416 775-2819
E-mail: linda.coates@tembec.com